                                                                   EXHIBIT 10.39

                          AMENDMENT TO LEASE AGREEMENT


        THIS AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into to be effective as of July 1, 1999, by and between CARRAMERICA REALTY, L.P., t/a Riata Corporate Park ("Landlord"), and 3DFX INTERACTIVE, INC., a California corporation ("Tenant").

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant entered into that certain Lease dated as of July 23, 1998 (the "Lease"), pertaining to the lease of certain premises (the "Premises") located in Building 5 of that certain office building project locally known as "Riata Corporate Park" and having the local address of 12357 Riata Trace Parkway, Building 1, Austin, Texas (the "Building");

        WHEREAS, Tenant desires to lease from Landlord certain other space situated in the Building, and Landlord has agreed to lease to Tenant such other space, and, accordingly, Landlord and Tenant desire to further modify the terms and provisions of the Lease as hereinafter provided.

        NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. Expansion Space. For a term commencing on the Effective Date (as hereinafter defined) and continuing until the expiration of the term of the Lease (as herein modified), Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, an aggregate of 16,741 rentable square feet of space in the Building (the "Expansion Space"), such space being known as Suite 210 and being more particularly depicted on the floor plan attached hereto as Exhibit A. As of the Effective Date, the Expansion Space shall, for all purposes, be deemed to be included within the term "Premises" as used in the Lease and shall be subject in all respect to the terms, provisions and conditions set forth therein.

        2. Rentable Square Footage; Proportionate Share. Landlord and Tenant hereby acknowledge and agree that, as of the Effective Date, the "Rentable Square Footage" of the Premises shall comprise a total of 27,165 square feet, and that "Tenant's Proportionate Share" shall thereupon equal 29.74% (based upon a total of 91,332 Rentable Square Feet in the Building).

        3. Termination Date. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby agree that the initial Term of the Lease shall expire, as to the entire Premises (as modified by this Amendment), on August 31, 2004 (the "Termination Date").

        4. Lease Year. Landlord and Tenant agree that the term "Lease Year" shall have the meaning ascribed to it under the Lease, except that the last Lease Year shall consist only of the number of months necessary to permit the Lease to end on the Termination Date.

        5. Base Rent. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby agree that, commencing on the Effective Date and continuing through and including the Termination Date, the annual Base Rent applicable to the Premises and payable by Tenant shall be as follows:

                                          Monthly                 Annual
                  Period                 Base Rent              Base Rent
             ---------------            -----------            -----------
             Lease Years 1-3            $ 37,786.20            $453,434.50
             Lease Years 4-6            $ 38,220.54            $458,646.50

        6. Tenant Improvements. Landlord shall improve the Expansion Space in accordance with the applicable terms and provisions of Appendix C attached to the Lease; provided, however, that "Landlord's Contribution" with respect to the Expansion Space shall equal $10.00 per Rentable Square Foot within the Expansion Space. Landlord agrees that it shall diligently pursue the completion of such improvements on or before September 1, 1999, and Tenant covenants to use good faith efforts to assist Landlord in the pursuit of such completion.

        7. Acceptance; Effective Date. Tenant shall be required to accept the Expansion Space and to commence payment of the Base Rent specified in paragraph 5 above as of the Effective Date. For purposes hereof, the "Effective Date" shall mean the first to occur of (i) the date that Tenant first occupies the Expansion Space for its intended purpose or (ii) the date that Landlord substantially completes the improvements contemplated under Paragraph 6 above and tenders the Expansion Space to Tenant.

        8. Miscellaneous.

                a. All terms and conditions of the Lease not expressly modified by this Amendment shall remain in full force and effect, and, in the event of any inconsistencies between this Amendment and the terms of the Lease, the terms set forth in this Amendment shall govern and control. Except as expressly amended hereby, the Lease shall remain in full force and effect as of the date thereof.

                b. This Amendment may be executed in one or more counterparts which shall be construed together as one document.

                c. Captions used herein are for convenience only and are not to be utilized to ascribe any meaning to the contents thereof. Unless defined differently herein or the context clearly requires otherwise, all terms used in this Amendment shall have the meanings ascribed to them under the Lease.

                d. This Amendment (i) shall be binding upon and shall inure to the benefit of each of the parties and their respective successors, assigns, receivers and trustees; (ii) may be modified or amended only by a written agreement executed by each of the parties; and (iii) shall be governed by and construed in accordance with the laws of the State of Texas.

        EXECUTED as of the date first written above.

                                   LANDLORD:

                                   CARRAMERICA REALTY, L.P., t/a Riata
                                   Corporate Park

                                   By: CarrAmerica Realty G.P. Holdings, Inc., a
                                       Delaware corporation, its general partner


                                       By: /s/ PHILIP L. HAWKINS
                                          --------------------------------------
                                       Name: Philip L. Hawkins
                                            ------------------------------------
                                       Title: Managing Director
                                             -----------------------------------

                                   TENANT:

                                   3DFX INTERACTIVE, INC., a California
                                   corporation


                                   By: /s/ DAVID ZACARIAS
                                      ------------------------------------------
                                   Name: David Zacarias
                                        ----------------------------------------
                                   Title: V.P. Admin./CFO
                                         ---------------------------------------


Attachments: Exhibit A

                     * * * * * * * * * * * * * * * * * * * *

                                      Lease


                              RIATA CORPORATE PARK


                     * * * * * * * * * * * * * * * * * * * *

                                     Between


                             3DFX INTERACTIVE, INC.
                                    (Tenant)


                                       and


                            CARRAMERICA REALTY, L.P.
                            T/A RIATA CORPORATE PARK
                                   (Landlord)

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
1.      LEASE AGREEMENT......................................................................2
        A.     Lease of Premises.............................................................2
        B.     Determination of Rentable Square Fee..........................................2
        C.     Definitions...................................................................2
               (1)    Usable Area............................................................2
               (2)    General Common Areas...................................................2
               (3)    Floor Common Areas.....................................................2

2.      RENT.................................................................................2
        A.     Types f Rent..................................................................2
               (1)    Base Rent..............................................................3
               (2)    Operating Cost Share Rent..............................................3
               (3)    Additional Rent........................................................3
               (4)    Rent...................................................................3
        B.     Payment of Operating Cost Share Rent..........................................3
               (1)    Payment of Estimated Operating Cost Share Rent.........................3
               (2)    Correction of Operating Cost Share Rent................................3
        C.     Definitions...................................................................4
               (1)    Included Operating Costs...............................................4
               (2)    Excluded Operating Costs...............................................4
               (3)    Taxes..................................................................5
               (4)    Lease Year.............................................................6
               (5)    Fiscal Year............................................................6
        D.     Computation of Base Rent and Rent Adjustments.................................6
               (1)    Prorations.............................................................6
               (2)    Default Interest.......................................................6
               (3)    Rent Adjustments.......................................................6
               (4)    Miscellaneous..........................................................6

3.      PREPARATION AND CONDITION OF PREMISES; POSSESSION SURRENDER
        OF PREMISES..........................................................................7
        A.     Condition of Premises.........................................................7
        B.     Tenant's Possession...........................................................7
        C.     Maintenance...................................................................7

4.      PROJECT SERVICES.....................................................................7
        A.     Heating and Air Conditioning..................................................7
        B.     Elevators.....................................................................7
        C.     Electricity...................................................................8
        D.     Water.........................................................................8
        E.     Janitorial Service............................................................8
        F.     Parking.......................................................................8
        G.     Interruption of Services......................................................8

5.      ALTERATIONS AND REPAIRS..............................................................9
        A.     Landlord's Consent and Conditions.............................................9
        B.     Damage to Systems............................................................10
        C.     No Liens.....................................................................10
        D.     Ownership of Improvements....................................................10
        E.     Removal at Termination.......................................................11

6.      USE OF PREMISES.....................................................................11

7.      GOVERNMENTAL REQUIREMENTS AND BUILDING RULES........................................11

8.      WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE........................................11
        A.     Waiver of Claims.............................................................11
        B.     Indemnification..............................................................12
        C.     Tenant's Insurance...........................................................12
        D.     Insurance Certificates.......................................................13
        E.     Landlord's Insurance.........................................................13

9.      FIRE AND OTHER CASUALTY.............................................................14
        A.     Termination..................................................................14
        B.     Restoration..................................................................14

10.     EMINENT DOMAIN......................................................................14

11.     RIGHTS RESERVED TO LANDLORD.........................................................14
        A.     Name.........................................................................14
        B.     Signs........................................................................14
        C.     Window Treatments............................................................14
        D.     Keys.........................................................................15
        E.     Access.......................................................................15
        F.     Preparation for Reoccupancy..................................................15
        G.     Heavy Articles...............................................................15
        H.     Show Premises................................................................15
        I.     Relocation of Tenant.........................................................15
        J.     Use of Lockbox...............................................................15
        K.     Repairs and Alterations......................................................15
        L.     Landlord's Agents............................................................16
        M.     Building Services............................................................16
        N.     Other Actions................................................................16

12.     TENANT'S DEFAULT....................................................................16
        A.     Rent Default.................................................................16
        B.     Assignment/Sublease or Hazardous Substances Default..........................16
        C.     Other Performance Default....................................................16
        D.     Credit Default...............................................................16
        E.     Vacation or Abandonment Default..............................................17

13.     LANDLORD REMEDIES...................................................................17
        A.     Termination of Lease or Possession...........................................17
        B.     Lease Termination Damages....................................................17
        C.     Possession Termination Damages...............................................17
        D.     Landlord's Remedies Cumulative...............................................17
        E.     Waiver of Trial by Jury......................................................18
        F.     Litigation Costs.............................................................18

14.     SURRENDER...........................................................................18

15.     HOLDOVER............................................................................18

16.     SUBORDINATION TO GROUND LEASES AND MORTGAGES........................................18
        A.     Subordination................................................................18
        B.     Termination of Ground Lease or Foreclosure of Mortgage.......................19
        C.     Security Deposit.............................................................19
        D.     Notice and Right to Cure.....................................................19
        E.     Definitions..................................................................19

17.     ASSIGNMENT AND SUBLEASE.............................................................19
        A.     In General...................................................................19
        B.     Landlord's Consent...........................................................20
        C.     Procedure....................................................................20
        D.     Transfers to Affiliates......................................................20
        E.     Excess Payments..............................................................20
        F.     Recapture....................................................................21

18.     CONVEYANCE BY LANDLORD..............................................................21

19.     ESTOPPEL CERTIFICATE................................................................21

20.     SECURITY DEPOSIT....................................................................21

21.     FORCE MAJEURE.......................................................................22

22.     NOTICES.............................................................................22
        A.     Landlord.....................................................................22
        B.     Tenant.......................................................................22

23.     QUIET POSSESSION....................................................................23

24.     REAL ESTATE BROKER..................................................................23

25.     MISCELLANEOUS.......................................................................23
        A.     Successors and Assigns.......................................................23
        B.     Date Payments Are Due........................................................23
        C.     Meaning of "Landlord," "Re-Entry," "including" and "Affiliate"...............23
        D.     Time of the Essence..........................................................23

        E.     No Option....................................................................23
        F.     Severability.................................................................23
        G.     Governing Law................................................................23
        H.     Lease Modification...........................................................24
        I.     No Oral Modification.........................................................24
        J.     Landlord's Right to Cure.....................................................24
        K.     Captions.....................................................................24
        L.     Authority....................................................................24
        M.     Landlord's Enforcement of Remedies...........................................24
        N.     Entire Agreement.............................................................24
        O.     Landlord's Title.............................................................24
        P.     Light and Air Rights.........................................................24
        Q.     Singular and Plural..........................................................24
        R.     No Recording by Tenant.......................................................24
        S.     Exclusivity..................................................................24
        T.     No Construction Against Drafting Party.......................................25
        U.     Survival.....................................................................25
        V.     Rent Not Based on Income.....................................................25
        W.     Building Manager and Service Providers.......................................25
        X.     Late Charge and Interest on Late Payments....................................25
        Y.     Tenant's Financial Statements................................................25
        Z.     Usury Savings................................................................25
        AA.    Waiver of Warranties.........................................................25

26.     UNRELATED BUSINESS INCOME...........................................................26

27.     HAZARDOUS SUBSTANCES................................................................26

28.     EXCULPATION.........................................................................26

29.     LANDLORD'S LIEN.....................................................................26

30.     TENANT'S EQUIPMENT..................................................................27

APPENDIX A - LEGAL DESCRIPTION OF LAND AND PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - SPECIAL PROVISIONS

                                      LEASE

        THIS LEASE (the "Lease") is made as of July 23, 1998 between CarrAmerica Realty, L.P., a Delaware limited partnership, t/a Riata Corporate Park (the "Landlord"), and the Tenant as named in the Schedule below. The term "Building" means the building known as "Riata Corporate Park Building 5" with a local address of 12357 Riata Trace Parkway, Building 1, Austin, Texas, and situated on the land legally described in Appendix A. "Premises" means that part of the Building leased to Tenant described in the Schedule and outlined on Appendix A. The Building is part of an office development (the "Project") known as "Riata Corporate Park," the extent and configuration of which shall be determined by Landlord from time to time.

        The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

        1.      Tenant: 3DFX Interactive, Inc.

        2.      Premises: A portion of the 1st floor of the Building

        3.      Rentable Square Feet: Approximately 10,424

        4. Tenant's Proportionate Share: 11.4% (based upon a total of 91,332 rentable square feet in the Building)

        5.      Security Deposit: See Section 20

        6.      Tenant's Real Estate Broker for this Lease: ACRE Solutions, LLP

        7.      Landlord's Real Estate Broker for this Lease: Colliers Oxford,
                Inc.

        8. Tenant Improvements, if any: See the Tenant Improvement Agreement attached hereto as Appendix C

        9. Commencement Date: September 1, 1998, or the Completion Date (as defined in Appendix Q if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

        10. Termination Date/Term: Five (5) years after the Commencement Date, or if the Commencement Date is not the first day of after the first day of a month, then after the following month.

        11.     Base Rent:

                                                                            Estimated Monthly
                      Period                   Annual Base Rent                 Base Rent
                  ---------------      -------------------------------      -----------------
                  Lease Years 1-3      $17.00 per Rentable Square Foot         $14,767.33
                  Lease Years 4-5      $17.50 per Rentable Square Foot         $15,201.67

        13. Initial estimated Operating Cost Share Rent: $7.00 per Rentable Square Foot per year ($72,968 per year/$6,080.67 per month).

        1. LEASE AGREEMENT.

        A. Lease of Premises. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

        B. Determination of Rentable Square Fee. Landlord and Tenant acknowledge and agree that the Rentable Square Footage as stated in the Schedule is an approximation and cannot be conclusively determined until after completion of construction of the Premises and the Building. Within sixty (60) days of the Completion Date, the Rentable Square Footage of the Premises shall be determined and certified in writing by Landlord's architect using the modified "BOMA" standard, as described below. Upon Tenant's receipt of such certification, Base Rent, Tenant's Proportionate Share and other appropriate terms contained herein shall be adjusted accordingly. For purposes of this determination, Rentable Square Footage for the Premises shall be the sum of (i) the square footage of Tenant's Usable Area within the first (1st) floor of the Building plus (ii) an "add-on factor" for Tenant's share of General Common Area and the Floor Common Area for the 1st floor. The current estimate for the add-on-factor for the 1st floor of the Building is 18.6 % times Tenant's Usable Area within the 1st floor.

        C. Definitions.

                (1) Usable Area. "Usable Area" is computed by measuring to the finished surface of the office side of the corridor and other permanent walls, to the center of partitions that separate the Premises from adjoining Usable Areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Deductions are not made for columns and projections necessary to the building.

                (2) General Common Areas. "General Common Areas" are defined as all areas intended for use by all building tenants (including building lobby, mailroom, elevator equipment rooms, security office and fire sprinkler rooms).

                (3) Floor Common Areas. "Floor Common Areas" are defined as all areas for use by tenants of a single floor only, and include restrooms, janitor's closets, mechanical, electrical, telephone rooms and building corridors, calculated by subtracting all Usable Area on a multi-tenant floor from the Usable Area for such floor as determined for occupancy by a single tenant.

        2. RENT.

        A. Types f Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

               CarrAmerica Realty, L.P.
               t/a Riata Corporate Park
               P.O. Box 277709
               Atlanta, GA 30384-0566
or by wire transfer as follows:

               NationsBank, N.A. (South)
               ABA Number 061-000-052
               Account Number 3261312955

or in such other manner as Landlord may notify Tenant:

                (1) Base Rent in monthly installments in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

                (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable Fiscal Year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

                (3) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent and Operating Cost Share Rent, but including any interest for late payment of any item of Rent.

                (4) Rent as used in this Lease means Base Rent, Operating Cost Share Rent and Additional Rent. Tenant's"agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

        B. Payment of Operating Cost Share Rent.

                (1) Payment of Estimated Operating Cost Share Rent. Landlord shall estimate the Operating Costs of the Project (including Taxes, as defined below) by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

                Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Costs, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Operating Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

        C. Definitions.

                (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind, paid or incurred by Landlord in connection with the management [including an annual management fee, which shall not exceed five percent (5 %) of Rent (net of the management fee) for such year], maintenance, operation, insurance, repair, replacement and other related activities in connection with any part of the Building or the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include Taxes and the costs of any capital improvements which reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

                If the Building is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Building been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Building increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

                If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

                (2) Excluded Operating Costs. Operating Costs shall not include:

                (a)     costs of alterations of tenant premises;

                (b) costs of capital improvements other than Included Capital Items;

                (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                (d)     real estate brokers' leasing commissions;

                (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

                (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

                (g) the cost of any service furnished to any office tenant of the Building which Landlord does not make available to Tenant;

                (h)     depreciation (except on any Included Capital Items);

                (i) franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

                (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

                (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

                (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Project; and

                (m)     fines, penalties and interest.

                (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, assessments by any property owners association or under any deed or other restrictive covenants and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

                For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and
        (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

                Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

                (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

                (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

        D. Computation of Base Rent and Rent Adjustments.

                (1) Prorations. If this Lease begins on a day other than the first day of a month, Base Rent and Operating Cost Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent shall be prorated for the applicable Fiscal Year.

                (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at eighteen percent (18%) per annum.

                (3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years. Operating Costs allocable to the Project as a whole (as opposed to a single building within the Project), including all maintenance, repair, replacement, insurance, Taxes and other Operating Costs associated with the parking and driveway areas, landscaping, project and directional signage and other common areas within the Project, shall be allocated among the completed buildings in the Project based upon the relative Rentable Square Feet within such buildings, and Operating Cost Share Rent shall include Tenant's Proportionate Share of such Operating Costs allocated to the Building.

                (4) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent, without payment of interest.

        3. PREPARATION AND CONDITION OF PREMISES; POSSESSION SURRENDER OF PREMISES.

        A. Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

        B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

        C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

        4. PROJECT SERVICES. Landlord shall furnish services as follows:

        A. Heating and Air Conditioning. During the normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, excluding New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other holiday taken by tenants occupying at least one-half (1/2) of the Rentable Square Feet of office space in the Building, as announced from time to time by Landlord. Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

        Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning.

        B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. Subject to any contrary specifications set forth in the Plans (as defined in Appendix C), the Building will be serviced by three (3) 3,000 pound hydraulic passenger elevators rated at 150 feet per minute, featuring a cardkey access system for after-hours use.

        C. Electricity. Landlord shall make available to the Premises electricity with a minimum capacity of eight (8) watts per Rentable Square Feet. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

        D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

        E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building, such service to be provided no less than five (5) days per week on an after-normal-business-hours schedule.

        F. Parking. Landlord shall provide parking areas for the Project, as designated by Landlord from time to time, for the nonexclusive use by Tenant and its employees and other invitees, without charge, in common with Landlord and other tenants of Project and their respective employees and other invitees. Tenants shall not use greater than four (4) parking spaces within the Project (including visitor parking spaces) for every one thousand(1,000) Rentable Square Feet contained within the Premises. Tenant shall have no right to exclusive parking with respect to any parking spaces within the Project, and Tenant shall not tow cars or otherwise enforce its parking rights against third parties. Tenant shall not allow its employees or other invitees to park within any public streets adjacent to the Project. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties and Landlord shall have no liability to Tenant due to Tenant's inability to utilize parking spaces within the Project; however, Landlord shall have the right, but not the obligation, to impose reasonable rules and regulations as Landlord may deem necessary to regulate parking within the Project, including registration of license plate numbers for vehicles driven by Tenant's employees, issuance and monitoring of parking tags or permits and/or designation of exclusive parking spaces.

        G. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event of an interruption in any of the Project services described in Sections 4A, 4C, 4D and 4E which renders a material portion of the Premises untenantable for a period of five (5) consecutive business days or more, then, provided the restoration of such service(s) is within Landlord's reasonable control, monthly Rent shall be abated proportionately from the date such interruption exceeds the 5-business day period until such service(s) are restored.

        5. ALTERATIONS AND REPAIRS.

        A. Landlord's Consent and Conditions. Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

        Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work, provided that Work in connection with the Initial Improvements shall be subject to the Tenant Improvement Agreement. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E. Tenant shall designate those items which it considers to be its trade fixtures in any request for Landlord's approval of alterations. Any alterations not designated as such in Tenant's request shall be deemed not to be trade fixtures. All Initial Improvements constructed under Appendix C shall become the property of Landlord upon installation, and shall be surrendered to Landlord with the Premises at the termination of this Lease or of Tenant's right to possession.

        The following requirements shall apply to all Work:

                (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

                (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

                (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

                (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

                (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens from all contractors and subcontractors, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

        B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so within ten (10) days after written demand by Landlord (or with no demand in the case of an emergency), Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

        C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim by bonding in accordance with the Texas Property Code, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

        D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or
(b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

        E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Building its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to
Section 5D, and any improvements made by Tenant to any portion of the Building or the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for removal, repair or disposition.

        6. USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

        If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building, the Project or the Premises under such laws.

        7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Project under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

        8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

        A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, to the extent typically covered under policies of "All Risks" Property Insurance.

        To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant, to the extent typically covered under policies of "All Risks" Property Insurance.

        B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use or occupancy of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

        Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

        C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

                (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord and its employees and agents.

                (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                             Each Accident                      $500,000
                             Disease--Policy Limit              $500,000
                             Disease--Each Employee             $500,000

                Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

        Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(l). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have an A.M. Best rating of A VI or better.

        Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                             Each Accident                      $500,000
                             Disease--Policy Limit              $500,000
                             Disease--Each Employee             $500,000

                Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

        Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

        D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

        E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building and the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

        9. FIRE AND OTHER CASUALTY.

        A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

        B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per them basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

        10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

        11. RIGHTS RESERVED TO LANDLORD. Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

        A. Name. To change the name or street address of the Project or the Building or the suite number(s) of the Premises.

        B. Signs. To install and maintain any signs within the Project and on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

        C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

        D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

        E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

        F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

        G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

        H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

        I. Relocation of Tenant. To relocate the Tenant, upon thirty days' prior written notice, from all or part of the Premises (the "Old Premises") to another area in the Project (the "new premises"), provided that:

                (1) the size of the new premises is at least equal to the size of the Old Premises and (i) in the event of a partial relocation, contiguous space within the Old Premises on any single floor must remain intact; and (ii) if the Rentable Square Feet within the new premises is greater than the Old Premises, Base Rent and Tenant's Proportionate Share shall be increased proportionately;

                (2) Landlord pays the cost of moving the Tenant and improving the new premises to the standard of the Old Premises, including all costs of wiring, cabling and other costs necessary for the relocation of Tenant's telephones, data transmission and other business communications equipment. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the new premises.

        J. Use of Lockbox. To designate a lockbox. collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

        K. Repairs and Alterations. To make repairs or alterations to the Project or the Building and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project or the Building, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project or the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

        L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

        M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

        N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project or the Building.

        12. TENANT'S DEFAULT. Any of the following shall constitute a default by
Tenant:

        A. Rent Default. Tenant fails to pay any Rent when due;

        B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

        C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first five
(5) such failures during the Term of this Lease, this failure continues for ten
(10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to thirty
(30) days, or such lesser period as is reasonably necessary to complete the cure;

        D. Credit Default. One of the following credit defaults occurs:

                (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

                (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

        E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises for more than sixty (60) consecutive days.

        13. LANDLORD REMEDIES.

        A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

        B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5 %) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

        C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Project. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting: proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

        D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate under
Section 2D(2) above until paid.

        E. Waiver of Trial by Jury. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN TRAVIS COUNTY, TEXAS, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

        F. Litigation Costs. The non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

        14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

        15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent and Operating Cost Share Rent at 150% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession upon demand, or any other of Landlord's remedies.

        16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

        A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Building or any other portion of the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this lease, without notice to, nor the consent of, Tenant.

        B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Building, at the option of such ground lessor, mortgagee or purchaser, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Building. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

        C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

        D. Notice and Right to Cure. The Building is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

        E. Definitions. As used in this Section 16, "mortgage" shall include "deed of trust" and "mortgagee" shall include "beneficiary" under such deed of trust, "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

        17. ASSIGNMENT AND SUBLEASE.

        A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the

Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

        B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Project or the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

        C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

        D. Transfers to Affiliates. Notwithstanding any provision to the contrary in this Lease, Tenant may assign this Lease or sublet all or any portion of the Premises to an Affiliate without the prior written consent of Landlord, provided that (i) Tenant notifies Landlord at least thirty (30) days in advance of such transfer, which notice shall include the identity of the transferee, (ii) such transferee agrees in writing to assume and fully perform and observe all of the obligations of Tenant under this Lease, (iii) Tenant is not then in default under this Lease, and (iv) Tenant remains liable for the performance of Tenant's obligations under this Lease. As used herein, "Affiliate" means any person or entity controlling, controlled by or under common control with Tenant. "Control" as used herein means the power, directly or indirectly, to direct or cause the direction of the management and policies of the controlled person or entity.

        E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

        F. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

        18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Building or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

        19. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days of receiving a request from Landlord, execute, acknowledge in recordable form, and deliver to Landlord or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of Tenant, Landlord has committed no uncured defaults and Tenant has no offsets or claims. Tenant may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent estimate, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such certificate and statement within the time required shall be conclusive evidence against Tenant that this Lease, with any amendments identified by Landlord, is in full force and effect, that there are no uncured defaults by Landlord, that not more than one month's Rent has been paid in advance, that Tenant has not paid any security deposit, and that Tenant has no claims or offsets against Landlord.

        20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease security (the "Security Deposit") for the performance of all of its obligations in the amount of $175,000.00, which security shall be in the form of an unconditional and irrevocable letter of credit (the "Letter of Credit") (i) in the form attached hereto as Appendix G, (ii) naming Landlord as beneficiary,
(iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder,
(iv) drawable on an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable in Austin, Texas. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date of the current Letter of Credit then Landlord shall have the right to draw upon the current Utter of Credit and hold the funds drawn as the Security Deposit. Provided that no default by Tenant shall then exist under this Lease and no event shall exist which, with the giving of notice or the passage of time or both, would constitute a default by Tenant under this Lease, at the end of each of the first four (4) years of the Term of this Lease, Landlord shall accept a replacement Letter of Credit or an amendment to the Letter of Credit pursuant to which the Utter of Credit is reduced by $35,000.00. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) business days after demand from Landlord restore the Security Deposit to its full amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall cause the Letter of Credit to terminate according to its terms and return any remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as a measure of Landlord's damages for any default under this Lease.

        21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

        22. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

        A.     Landlord. To Landlord as follows:

               CarrAmerica Realty, L.P.
               t/a Riata Corporate Park
               8240 N. MoPac, Suite 105
               Austin, Texas  78759
               Attn:  Market Officer

               with a copy to:

               CarrAmerica Realty Corporation
               1850 K Street, N.W., Suite 500
               Washington, D.C.  20006
               Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

        B.     Tenant.  To Tenant as follows:

               3DFX Interactive, Inc.
               4435 Fortran Drive
               San Jose, California  95134
               Attn:  Gerald Ruckman

or to such other person at such other address as Tenant may designate by notice to Landlord.

        Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the

United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

        23. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

        24. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease. Landlord shall be responsible for all commissions owing to Landlord's Real Estate Broker and Tenant's Real Estate Broker in connection with the Lease pursuant to separate written agreements with such brokers.

        25. MISCELLANEOUS.

        A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

        B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

        C. Meaning of "Landlord," "Re-Entry," "including" and "Affiliate." The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

        D. Time of the Essence. Time is of the essence of each provision of this Lease.

        E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

        F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

        G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

        H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

        I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

        J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

        K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

        L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

        M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

        N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

        O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

        P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with the Building or the Project. Landlord reserves to itself, all land within the Project, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

        Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

        R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

        S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

        T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

        U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

        V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

        W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

        X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

        Y. Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year's financial statements, each with an opinion of a certified public accountant and including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied.

        Z. Usury Savings. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

        AA. Waiver of Warranties. TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PREMISES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY

THAT THE PREMISES ARE SUITABLE FOR ANY COMMERCIAL OR OTHER PARTICULAR PURPOSE.

        26. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

        27. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws (collectively, "Environmental Law"). If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from the contamination of the Project with Hazardous Substances as a result of or arising out of the use or occupancy of the Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease. To the best of Landlord's actual knowledge, no Hazardous Substances are present within the Project as of the date hereof in violation of Environmental Law, and Landlord does not intend to utilize Hazardous Substances during construction activities within the Project except in compliance with Environmental Law.

        28. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Building, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

        29. LANDLORD'S LIEN. LANDLORD SHALL HAVE AND TENANT HEREBY GRANTS TO LANDLORD A CONTINUING SECURITY INTEREST FOR ALL RENT AND OTHER SUMS OF MONEY BECOMING DUE HEREUNDER FROM TENANT, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, INVENTORY, ACCOUNTS, CONTRACT RIGHTS, CHATTEL PAPER AND OTHER PERSONAL PROPERTY OF TENANT SITUATED ON THE PREMISES, WHICH IS LOCATED AT 12357 RIATA TRACE PARKWAY, AUSTIN, TEXAS, AND SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM WITHOUT THE CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT AS WELL AS ANY AND ALL OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID AND DISCHARGED. PRODUCTS OF COLLATERAL ARE ALSO COVERED. IN THE EVENT OF A DEFAULT UNDER THIS LEASE, LANDLORD SHALL HAVE, IN ADDITION TO ANY OTHER REMEDIES PROVIDED HEREIN OR BY LAW, ALL RIGHTS AND



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

REMEDIES UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING WITHOUT LIMITATION THE RIGHT TO SELL THE PROPERTY DESCRIBED IN THIS PARAGRAPH AT PUBLIC OR PRIVATE SALE UPON FIVE (5) DAYS NOTICE TO TENANT. TENANT HEREBY AGREES TO EXECUTE SUCH OTHER INSTRUMENTS NECESSARY OR DESIRABLE IN LANDLORD'S DISCRETION TO PERFECT THE SECURITY INTEREST HEREBY CREATED. ANY STATUTORY LIEN FOR RENT IS NOT HEREBY WAIVED, THE EXPRESS CONTRACTUAL LIEN HEREIN GRANTED BEING IN ADDITION AND SUPPLEMENTARY THERETO. LANDLORD AND TENANT AGREE THAT THIS LEASE AND SECURITY AGREEMENT SERVES AS A FINANCING STATEMENT AND THAT A COPY OR PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS PORTION OF THIS LEASE MAY BE FILED OF RECORD BY LANDLORD AND HAVE THE SAME FORCE AND EFFECT AS THE ORIGINAL. THIS SECURITY AGREEMENT AND FINANCING STATEMENT ALSO COVERS FIXTURES LOCATED AT THE PREMISES, AND MAY BE FILED FOR RECORD IN THE REAL ESTATE RECORDS. TENANT WARRANT THAT THE COLLATERAL SUBJECT TO THE SECURITY INTEREST GRANTED HEREIN IS NOT PURCHASED OR USED BY TENANT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

        30. TENANT'S EQUIPMENT. Tenant may, at its sole cost, install, maintain, and from time to time replace telecommunication devices on the roof of the Building ("Tenant's Equipment"). Tenant shall obtain Landlord's prior approval of the proposed size, weight and location of Tenant's Equipment, method for fastening Tenant's Equipment to the roof, and method for connecting Tenant's Equipment to the Premises, and Tenant will at its sole cost comply with all Governmental Requirements and the conditions of any bond or warranty maintained by Landlord on the roof in connection therewith. Landlord may supervise any roof penetration. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of Tenant's Equipment. Tenant's Equipment shall remain the property of Tenant, and Tenant may remove Tenant's Equipment at its cost at any time during the Term. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of Tenant's Equipment. Tenant shall not owe Rent to Landlord solely for use of the Building roof for Tenant's Equipment in compliance with this Section 30.



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

        IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                                    LANDLORD:

                                    CARRAMERICA REALTY, L.P., a Delaware limited partnership, t/a Riata Corporate Park

                                    By: CarrAmerica Realty GP Holdings, Inc., a
                                        Delaware corporation, General Partner


                                        By: /s/ PHILIP L. HAWKINS
                                           -------------------------------------
                                        Name: Philip L. Hawkins
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------

                                   TENANT:

                                   3DFX INTERACTIVE, INC., a California
                                   corporation


                                   By: /s/ DAVID ZACARIAS
                                       -----------------------------------------
                                   Name: David Zacarias
                                         ---------------------------------------
                                   Title: V.P. Admin./CFO
                                          --------------------------------------



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